EXHIBIT 10.4

AMENDMENT TO THE
EMPLOYMENT AGREEMENT BETWEEN
PARKWAY PROPERTIES, INC. AND JEREMY R. DORSETT

The Employment Agreement (the “Agreement”), dated October 25, 2013, between Parkway Properties, Inc., a Maryland corporation (the “Company”), and Jeremy R. Dorsett (the “Executive”), is hereby amended in the following manner (the “Amendment”), in accordance with Section 13(c) of the Agreement.

1.	Section 3(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

In addition to the Base Salary, during the Term, the Executive shall be eligible to participate in the Company’s discretionary annual incentive plan (the “AIP”) as may be established and approved by the Board or the Committee from time to time and, pursuant to the AIP, the Executive may earn an annual bonus (the “Annual Bonus”) in each fiscal year during the Term, with a target Annual Bonus opportunity of fifty percent (50%) of Base Salary (the “Target Bonus”); provided, that the Board or the Committee shall annually review the Executive’s Target Bonus and, in its sole discretion, may increase the Executive’s Target Bonus, and references in this Agreement to Target Bonus shall refer to the Target Bonus as may be increased by the Board or the Committee. The Annual Bonus actually paid, if any, in any fiscal year shall be determined by the Chief Executive Officer and the Board or the Committee based upon the achievement of annual performance objectives established by the Chief Executive Officer and the Board from time to time. The Annual Bonus shall be paid no later than two and one-half (2.5) months following the end of the fiscal year to which such Annual Bonus relates, subject to the Executive’s continued employment with the Company on the applicable payment date, except as otherwise provided in Sections 6(a) and 6(b).

2.	Except as expressly amended hereby, the terms of the Agreement shall be and remain unchanged, and the Agreement as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment to the Agreement, effective as of this 15th day of June, 2015.

EXECUTIVE:
/s/ Jeremy R. Dorsett
Jeremy R. Dorsett

PARKWAY PROPERTIES, INC.

By:	/s/ James R. Heistand
Name:	James R. Heistand
Title:	President and Chief Executive Officer

By:	/s/ David R. O'Reilly
Name:	David R. O'Reilly
Title:	Executive Vice President and Chief Financial Officer